Exhibit 10.2
Badger Meter, Inc. 2011 Omnibus Incentive Plan
Form of Nonqualified Stock Option Agreement
Form of Award Agreement
     THIS AGREEMENT dated as of the 6th day of May, 2011, by and between Badger Meter, Inc., a Wisconsin corporation (the “Company”), and                      (the “Optionee”);
RECITALS:
     WHEREAS, the Company has adopted the Badger Meter, Inc. 2011 Omnibus Incentive Plan (the “Plan”), to permit options to purchase shares of the Company’s Common Stock, $1.00 par value per share (“Stock”), to be granted to certain key employees of the Company or any subsidiary of the Company (a “Subsidiary”); and
     WHEREAS, capitalized terms used in this Award Agreement that are not defined herein are defined in the Plan.
AGREEMENT:
     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:
     1. Grant of Options. Subject to the terms and conditions of the Plan and this Agreement, the Company grants to the Optionee the option to purchase from the Company all or any part of an aggregate number of ______ shares of Stock (hereinafter such shares of Stock are referred to as the “Optioned Shares”, and this option to purchase the Optioned Shares is referred to as the “Option”). The Option is intended by the Company to constitute a nonqualified stock option.
     2. Option Price. The price to be paid for the Optioned Shares shall be                      dollars and_______ cents ($xx.xx) per share (the “Option Price”), which has been determined by the Administrator designated pursuant to Section 3 of the Plan to be not less than 100% of the Fair Market Value of such stock on the date of grant.
     3. Exercise of Option. The Option may be exercised by the Optionee, in whole or in part, from time to time, during the period beginning one year after the date of this Agreement and ending May 6, 2021, but only in accordance with the following schedule:

Cumulative Percentage
Elapsed Number of	of Shares
Years After Date of	Subject to Option
This Agreement	Which May Be Purchased
Less than One Year	0%
One Year	20%
Two Years	40%
Three Years	60%
Four Years	80%
Five Years	100%

In the event of death or disability, 100% of the shares granted vest as of the date of the death or disability, and may be purchased within twelve (12) months after the date of such termination, in accordance with the provisions of Section 5(c) herein. To the extent otherwise exercisable, the Option may be exercised following the termination of the employment relationship between the Optionee and Company and any Subsidiary, except in the event of death or disability, only as provided in subsection (b) of Section 5 herein. In the event of retirement, only those options otherwise exercisable may be exercised in whole or in part within twelve (12) months after the date of retirement.
     4. Manner of Exercise and Payment. The Option may be exercised only by written notice to the Company by the Optionee of the Optionee’s intent to exercise the Option, delivered or mailed by postpaid registered or certified mail addressed to the Secretary of the Company at its office in Milwaukee, Wisconsin, specifying the number of Optioned Shares in respect of which the Option is being exercised. Such notice shall be accompanied by payment of the entire Option Price of the Optioned Shares being purchased in cash or its equivalent.
     5. Termination of Employment.
     (a) If the Optionee’s employment with the Company or a Subsidiary is terminated by the Company “for cause”, or by the Optionee for any reason other than death, disability, or retirement, the Option shall terminate immediately upon such termination of employment.
     (b) If the Optionee’s employment with the Company or a Subsidiary is terminated by the Company without cause, the Option may be exercised to the extent otherwise exercisable at the date of such termination of employment, in whole or in part, within three (3) months after the date of such termination of employment, but not thereafter.
     (c) If the Optionee’s employment with the Company or a Subsidiary is terminated by reason of disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (“Code”) or death, the Option may be exercised in whole or in part, within twelve (12) months after the date of such termination of employment, but not thereafter.
     (d) For purposes of Section 5, termination by the Employer “for cause” shall mean any termination of the Optionee by reason of any action or omission on the part of the Optionee which is contrary to the interests of the Company or not in the interests of the Company.
     6. Withholding Taxes. The provisions of Section 16(a) of the Plan, as amended or supplemented, shall apply.
     7. Status of Optionee. The Optionee shall not be deemed for any purposes to be a shareholder of the Company with respect to any shares which may be acquired hereunder except to the extent that the Option shall have been exercised and a stock certificate has been issued.
     8. Nontransferability of Option. The Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution.
     9. Powers of Company Not Affected. The existence of the Option shall not affect in any way the right to power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     10. Adjustment of Number of Shares and Price. In the event of a capital adjustment resulting from a stock dividend (other than a stock dividend in lieu of an ordinary cash dividend), stock split, reorganization, recapitalization, merger, consolidation, combination or exchange of shares or the like, Section 17(a) of the Plan, as amended or supplemented, shall apply. The determination of the Administrator as to any adjustment shall be final.
     11. Restrictions on Optioned Shares. Shares of stock purchased under the Plan and held by any person who is an officer or director of the Company, or who directly or indirectly controls the Company, may not be sold or otherwise disposed of except pursuant to an effective Registration Statement under the Securities Act of 1933 or in a transaction which, in the opinion of counsel for the Company, is exempt from registration under such Act. The Administrator may waive the foregoing restrictions in whole or in part in any particular case or cases, or may terminate such restrictions, whenever the Administrator determines that such restrictions afford no substantial benefit to the Company.
     12. Interpretation by Administrator. As a condition of the granting of the Option, the Optionee agrees for himself and his legal representatives that any dispute or disagreement which may arise under, as a result of or pursuant to this Agreement, shall be determined by the Administrator in its sole discretion, and any interpretation by the Administrator of the terms of this Agreement shall be final, binding and conclusive.
     13. Employment. It is understood that nothing herein contained shall be deemed to confer upon the Optionee any right to continue in the employ of the Company, nor to interfere in any way with the right of the Company to terminate the employment of the Optionee at any time.
     14. Benefits of Agreement. The benefits and obligations under this Agreement shall inure to and be binding upon all successors of both parties to this Agreement.
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[Signatures follow on next page]

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers and its corporate seal hereunto affixed, and the Optionee has hereunto affixed his hand and seal, as of the day and year first above written.

BADGER METER, INC.
By:
Chairman, President and CEO

Attest:
Secretary

AGREED AND ACCEPTED

(Optionee)